EXECUTION



                      LIMITED LIABILITY COMPANY AGREEMENT
                       FORD CREDIT AUTO RECEIVABLES LLC,
                    (A Delaware Limited Liability Company)



     The undersigned Member has formed a limited liability company pursuant to a Certificate of Formation dated as of August 14, 1997 and filed in the office of the Delaware Secretary of State on August 18, 1997 in accordance with the Delaware Limited Liability Company Act. 6 Del. C. Section 18-101, et seq. (as
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amended from time to time, the "Act") and, in connection therewith, hereby agrees as follows:

     1.1   Definitions. Except as otherwise defined herein, all capitalized
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terms used in this Limited Liability Company Agreement (the "Agreement") shall have the same meanings ascribed to them in the Pooling and Servicing
Agreement, dated as of September 30, 1997, by and among Ford Credit Auto Receivables LLC, as Transferor, Ford Motor Credit Company ("Ford Credit"), as Master Servicer, and The Chase Manhattan Bank, a New York banking corporation, as Trustee (the "Trustee"). Such agreement, as amended, supplemented or otherwise modified and in effect from time to time, is referred to herein as the "Pooling and Servicing Agreement".

     1.2   Headings. The headings in this Agreement are included solely for
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convenience and identification and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

     2.    Name. The name of the limited liability company formed and continued
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hereby is "Ford Credit Auto Receivables LLC" (hereinafter, the "LLC"). The business of the LLC may be conducted under any other name designated in writing by the Board of Managers (as defined below) in compliance with applicable law.

     3.    Registered Office. The registered office of the LLC in the State of
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Delaware is located at 1209 Orange Street, in the City of Wilmington, County
of New Castle.

     4.    Registered Agent. The name and address of the registered agent of
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the LLC for service of process on the LLC in the State of Delaware is The
Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle.

     5.    Place of Business. The principal place of business of the LLC shall
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be on the premises of Ford Credit located at The American Road, Dearborn,
Michigan 48121. The Board of Managers at any time and from time to time may change the location of the LLC's principal place of business and may establish additional offices as it shall deem advisable.

     6.    Purpose and Character of Business. The nature of the business or
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purposes to be conducted or promoted by the LLC is to engage in the following activities:

          (a) to execute and deliver, and to cause the Trustee to execute and deliver, the Pooling and Servicing Agreement and thereby form Ford Credit Auto Loan Master Trust II (the "Trust"), to execute and deliver the Receivables Purchase Agreement and any other related agreements, documents or certificates, and to take any other such actions, as may be necessary or incidental to the accomplishment of such purposes (the Pooling and Servicing Agreement and the Receivables Purchase Agreement, together with such other related agreements, documents and certificates, being collectively referred to herein as the "Program Documents");

          (b) to acquire from time to time and on a continuing basis from Ford Credit pursuant to the Receivables Purchase Agreement any or all right, title and interest in, to and under the Initial Accounts, the Additional Accounts and the Receivables arising under such Accounts, any security with respect thereto (the "Related Security") and all monies due or to become due and all amounts received with respect thereto and all proceeds and Recoveries thereof;

          (c) to acquire, finance, hold, assign, pledge and otherwise deal with wholesale and retail receivables (in addition to the Receivables) or leases arising out of the sale or lease of motor vehicles, farm or industrial equipment and related activities and transactions ( such other receivables and leases collectively referred to herein as "Other Receivables");

          (d) to transfer from time to time and on a continuing basis to the Trust pursuant to the Pooling and Servicing Agreement any and all of LLC's right, title and interest in, to and under the Initial Accounts, the Additional Accounts and the Receivables arising thereunder, the Related Security with respect thereto and all monies due or to become due and all amounts received with respect thereto and all proceeds and Recoveries thereof;

          (e) to take any and all actions required pursuant to the Pooling and Servicing Agreement to perfect under applicable law and in all applicable jurisdictions the transfer of the Receivables and the Related Security to the Trust;

          (f) to transfer from time to time Other Receivables to one or more trusts pursuant to one or more pooling and servicing agreements or similar agreements or contractual arrangements;

          (g) to authorize, sell and deliver or participate in the issuance of one or more Series or Classes of Certificates issued by the Trust;

          (h) to acquire certificates of participation or other evidences of fractional undivided interest issued by one or more trusts, including grantor trusts, the assets of which include Other Receivables (collectively, the "certificates") or one or more series or classes of bonds, notes or other evidences of indebtedness secured or collateralized by one or more pools of Other Receivables or by certificates (collectively, the "Notes");

          (i) to authorize, issue, sell and deliver or participate in the issuance of one or more series or classes of certificates or Notes, provided that the LLC shall have no liability under any certificates or Notes except to the extent of the one or more pools of Other Receivables (or, if applicable, certificates) securing or collateralizing such certificates or Notes;

          (j) to hold and enjoy any and all of the rights and privileges accruing to the holder of the Transferor's Interest in Trust Assets as represented by the Transferor's Certificate;

          (k) to hold and enjoy all the rights and privileges of any class of any series of certificates or any class of any series of Notes, including any class of certificates or Notes which may be subordinate to any other class of certificates or Notes, respectively;

          (l) to perform any and all other duties, covenants and obligations of the Transferor under the Program Documents and to take such other actions as may be necessary or incidental to the performance of such obligations under the Program Documents;

          (m) to negotiate, authorize, execute and deliver, or assume or perform the obligations under, any agreement, instrument or document relating to the activities set forth in clauses (a) through (l) above, including but not limited to any trust agreement, sale and servicing agreement, pooling and servicing agreement, indenture, reimbursement agreement, indemnification agreement, placement agreement or underwriting agreement; and

          (n) to engage in any activity and to exercise any and all powers permitted to limited liability companies under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing (such business activities and transactions specified in this Section 6 collectively referred to hereinafter as "Permitted Transactions").

     7.    Conduct of Business. (a) Notwithstanding any other provision of this
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Agreement and any provision of law that otherwise so empowers the LLC, the LLC shall not, without the prior written confirmation of each applicable Rating Agency that such action will not result in a reduction or withdrawal of the rating assigned to any outstanding Series or Class of Certificates (the
"Rating Agency Condition"), do any of the following:

          (i) engage in any business or activity other than a Permitted Transaction;

          (ii) create, incur or assume any indebtedness or issue any security or sell or transfer any receivables (including the Receivables) to a trust or other Person which issues a security in respect of any such receivables unless any such indebtedness or security has no recourse to any assets of the LLC other than the specified assets to which such indebtedness or security relates;

          (iii) become or remain liable, directly or contingently, in connection with any indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or purchase, agreement to supply or advance funds, or otherwise, except in connection with Permitted Transactions;

          (iv) make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate other than in connection with Permitted Transactions; provided,
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however, that the LLC shall not be prohibited under this clause (a)(iv) from
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causing a distribution of cash to its Member;

          (v) enter into any transaction or merger or consolidation with or into any other entity, or convey its properties and assets substantially as an entirety to any entity, other than with respect to a Permitted Transaction (including, without limitation, the issuance of Supplemental Certificates), unless (A) the entity (if other than the LLC) formed as a result of or surviving such consolidation or merger, or which acquires the properties and assets of the LLC is (i) organized and existing under the laws of the State of Delaware, (ii) expressly assumes all of the Transferor's obligations under the Pooling and Servicing Agreement and other Program Documents and (iii) is governed under a charter document containing provisions substantially identical to the provisions of Section 6 and 7 of this Agreement; (B) the Rating Agencies and the Trustee shall have received at least 10 days' prior notice of any such merger, consolidation or sale of assets; (C) such merger, consolidation or sale of assets will not conflict with any provisions of the Certificate of Formation of LLC; and (D) immediately after giving effect to such merger, consolidation or sale of assets, no default or event of default by or relating to the LLC shall have occurred and be continuing under any material agreement to which the LLC is a party;

          (vi) become party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, with the exception of the Program Documents or any other any documents relating to a Permitted Transaction;

          (vii) amend, modify, alter, change or repeal any provision of
Section 6 or 7 of this Agreement; provided, however, the LLC reserves the
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right to amend, alter, change or repeal any provision contained in its
Certificate of Formation or this Agreement in a manner now or hereafter prescribed by the Act, and all rights conferred upon the Member herein are granted subject to this reservation; and

          (viii) terminate, amend, supplement, modify or waive any provision of the Program Documents, or request, consent, agree, suffer to exist or permit any such cancellation, termination, amendment, supplement, modification or waiver thereof.

     (b) The LLC shall at all times:

          (i) to the extent the LLC's office is located in the premises of the Member or any Affiliate thereof, pay fair market rent for such office space and a fair share of any overhead costs;

          (ii) maintain the LLC's books, financial statements, accounting records and other corporate documents and records separate from those of the Member, any Affiliate thereof or any other entity;

          (iii) not commingle the LLC's assets with those of the Member or any Affiliate thereof, and not hold itself out as being liable for the debts of another;

          (iv) act solely in its corporate name and through its own managers and agents, invoices and letterhead and hold itself out as a separate entity, not identify itself as a division of any other person or entity, and correct any known misunderstanding regarding its separate identity;

          (v) separately manage its liabilities from those of the Member or any Affiliate thereof and pay its own liabilities, including all administrative expenses, from its own separate assets, provided that
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          the Member or any Affiliate thereof may pay certain of the organizational costs of the LLC, and the LLC shall reimburse the Member or any such Affiliate for its allocable portion of shared expenses paid by the Member or such Affiliate;

          (vi) pay from the LLC's assets all obligations and indebtedness of any kind incurred by the LLC;

          (vii) operate in such a manner that it would not be substantively consolidated for purpose of applicable bankruptcy laws with any other entity;

          (viii) have a sufficient number of Managers and any other authorized agents to manage its operations; and

          (ix) maintain adequate capital in light of its contemplated business operations.

     (c) The LLC shall abide by all corporate formalities, including the maintenance of current minute books, and the LLC shall cause its financial statements to be prepared in accordance with generally accepted accounting principles in manner that indicates the separate existence of the LLC and its assets and liabilities. The LLC shall not assume the liabilities of the Member or any Affiliate thereof, and shall not guarantee the liabilities of the Member or any Affiliate thereof. The Board of Managers of the LLC shall make decisions with respect to the business and daily operations of the LLC independent of, and not dictated by, the Member or any Affiliate thereof.

     (d) Without the unanimous written consent of all of the Managers, the LLC shall not institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking relief or consent to reorganization or relief, under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the LLC or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any such action.

     8.    The Board of Managers. Pursuant to Section 18-402 of the Act, and to
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the extent specifically set forth in this Agreement, certain activities of the
LLC shall be managed through a Board of Managers (the "The Board of Managers"). The Board of Managers shall have the following characteristics:

          (a) The Board of Managers shall be composed of no fewer than five
          (5) individuals (each, a "Manager") and shall at all times include at least two (2) individuals who are Independent Managers. An "Independent Manager" shall be an individual who is not at such time, and shall not have been at any time during the preceding five years, a director, officer or employee of Ford Credit, Ford Motor Company ("Ford"), or of any major creditor thereof, and who is not the beneficial owner, at the time of such individual's appointment as an Independent Manager or at any time thereafter while serving as an Independent Director, of more than 1,000 shares in the aggregate of all classes of common stock of Ford or any of its other subsidiaries or Affiliates, or if greater, such number of shares the value of which constitutes more than 10% of such individual's net worth. The term "major creditor" shall mean a financial institution to which Ford Credit or Ford (or any of their subsidiaries or Affiliates) has outstanding indebtedness for borrowed money in a sum sufficiently large as would reasonably be expected to influence the judgment of the proposed Independent Manager adversely to the interests of the LLC when its interests are adverse to those of Ford Credit or Ford (or any of their subsidiaries or Affiliates);

          (b) except as otherwise provided in this Agreement, all actions of the Board of Managers shall require a majority vote of the quorum of the Managers; provided, however, that the Board of Managers may
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          delegate the day-to-day management of the LLC to an individual or entity which may or may not be a Manager;

          (c) the Board of Managers shall meet annually and at such other times as may be necessary for the business of the LLC upon at least five (5) business days' prior written notice of the time, place and purpose of the meeting given by any two (2) Managers. Meetings of the Board of Managers may be in person or by conference telephone or other similar communications system, and actions of the Board of Managers may be by written consent. The presence of three (3) Managers shall constitute a quorum. Each Manager has the right to one vote. Each Manager not only has the right to his own vote, but may vote by proxy for one other Manager (except for votes which require unanimous consent of the Managers hereunder, in which case no Independent Manager shall be permitted to vote by proxy);

          (d) the term of each Manager shall be one year, and the Member shall unanimously designate the Managers, and shall replace or reappoint such Managers annually, by executing a certificate signed by an authorized officer of the Member setting forth the name of each Manager for the following year; and the Member may remove any Manager with or without cause by executing a certificate setting forth the Manager being removed and the replacement Manager; provided, however, that the Member may not remove any Independent
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          Manager without the unanimous written consent of at least one other
          Independent Manager not subject to such removal and without satisfying the Rating Agency Condition;

          (e) in the event there exists a vacancy on the Board of Managers, the Member shall, as soon as practicable, execute a certificate setting forth a replacement Manager; and

          (f) the debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the LLC, and no Manager shall be obligated for any such debt, obligation or liability of the LLC solely by reason of its acting as a Manager of the LLC.

     9.    Powers of the Managers. Subject to Sections 7, 10, 11 and 15, the
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Board of Managers is authorized on behalf of the LLC to do or cause to be done any of the Permitted Transactions set forth in Section 6 hereof.

     10.   Restrictions on the Powers of the Managers. The Board of Managers
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shall not have the authority to:

          (a) cause the LLC to do any acts in violation of or in breach of the Pooling and Servicing Agreement, any other Program Document or any other agreement entered into by the LLC;

          (b) take any action in contravention of the Act, the Certificate of Formation or this Agreement;

          (c) take any action that would make it impossible to carry on the ordinary business of the LLC;

          (d) admit any Person as a member of the LLC;

          (e) knowingly perform any act that would subject the Member to loss of limited liability in any jurisdiction; or

          (f) except as permitted under Section 7(a)(vii), take any action to amend or modify the Certificate of Formation or this Agreement.

     11.   Duties and Obligations of the Managers.
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          (a) Subject to Section 7, the Board of Managers shall take all action that may be necessary or appropriate for the continuation of the LLC's valid existence as a limited liability company under the laws of the State of Delaware (and each other jurisdiction in which such existence is necessary to protect the limited liability of the Member or to enable the LLC to conduct the business in which it is engaged).

          (b) Each Manager shall devote to the LLC such time as he shall deem necessary to conduct the LLC's business and affairs in an appropriate manner.

          (c) The Board of Managers shall use their best efforts, in the conduct of the LLC's activities and business, to put all Persons with whom the LLC deals on notice that the Member is not liable for the LLC's obligations, and all agreements to which the LLC is a party shall include a statement to the effect that the LLC is a limited liability company formed under the Act; provided, however,
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          the failure to include such a statement in an agreement to which the
          LLC is a party shall not affect the LLC's power and authority or authorization to enter into such agreement.

          (d) The Board of Managers shall prepare or cause to be prepared and shall file or cause to be filed on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the LLC. The Board of Managers shall cause the LLC to pay any taxes payable by the LLC; provided, however, that the
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          Managers shall not be required to cause the LLC to pay any tax so long as the LLC is contesting in good faith and by appropriate legal proceedings the validity, applicability or amount thereof and such contest does not materially endanger any right or interest of the LLC.

          (e) The Board of Managers shall, from time to time, submit, or cause to be submitted, to any appropriate state securities administrator all documents, papers, statistics and reports required to be filed with or submitted to such state securities administrator.

          (f) The Board of Managers shall use their best efforts to cause the LLC to be formed, reformed, or qualified to engage in investment activities, or be registered under any applicable assumed or fictitious name statute or similar law in any state in which the LLC then makes investments or transacts business, if such formation, reformation, qualification or registration is necessary or desirable in order to protect the limited liability of the Member or to permit the LLC lawfully to own or make investments or transact business.

          (g) The Board of Managers, as an "authorized person" within the meaning of the Act shall from time to time, prepare and file, or cause to be prepared and filed, any amendment or restatement to the Certificate of Formation or this Agreement and other similar documents that are required by law to be filed and recorded for any reason, in such office or offices as are required under the laws of the State of Delaware or any other state in which the LLC is then formed or qualified.

     12.   Tax Characterization. (a) It is intended that the LLC be classified
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for Federal income tax purposes as an agent for the Member.

     (b) The books and records of the LLC shall be maintained on an accrual basis. The LLC may report its operations for tax purposes on the accrual method. The taxable year of the LLC shall be the calendar year.

     13.   Admission of Member, Capital Contribution, Percentage Interest;
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Appointment of Managers. (a) Simultaneously with the execution and delivery of
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this Agreement, Ford Credit shall be admitted as the sole Member of the LLC with an interest of 100% (as such percentage may change from time to time, a "Percentage Interest"). The name and address of the Member is as follows:
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             Ford Motor Credit Company
             The American Road
             Dearborn, MI 48121

     (b) Capital contributions to the LLC shall be made by the Member in consideration for its Percentage Interest.

     (c) The Member hereby appoints the following persons to serve initially as Managers on the Board of Managers of the LLC:

     1.      Paul E. Gipson
     2.      Bernard J. Angelo
     3.      Hurley D. Smith
     4.      Richard P. Conrad
     5.      James W. Bosscher

     14.   Distributions. At the time determined by a majority of the Managers,
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but at least once during each fiscal year, the Managers shall cause the LLC to distribute any cash held by it which is neither reasonably necessary for the operation of the LLC or the performance of its obligations under the Program Documents nor in the violation of Sections 18-607 or 18-804 of the Act or in connection with any Permitted Transaction.

     15.   Powers; Liability of Member. (a) Subject to Sections 6 and 7, the
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Member shall have the right and authority to take all actions specifically enumerated in the Certificate of Formation or this Agreement or which the Member otherwise deems necessary, useful or appropriate for the day-to-day management and conduct of the LLC's business. All instruments, contracts, agreements and documents providing for the acquisition, mortgage or disposition of property of the LLC shall be valid and binding on the LLC only if executed by any officer of the Member, which officer shall also be an "authorized person" within the meaning of the Act for purposes of executing the LLC's Certificate of Formation.

     (b) Except as expressly provided in the Program Documents or in any documents relating to Permitted Transactions, the debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of LLC, and the Member shall not be obligated for any such debt, obligation or liability of the LLC solely by reason of its status as a Member of the LLC.

     16.   Indemnification. (a) Subject to Section 16(g), any Person who was or
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is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Manager, employee or agent of the LLC, shall be indemnified and held harmless by the LLC to the fullest extent legally permissible against all expenses, liabilities and losses (including attorneys' fees and disbursements), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

     (b) To the extent that a Manager, employee or agent of the LLC has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (a) of this Section 16, or in defense of any claim, issue or matter therein, he shall be indemnified by the LLC against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by him in connection therewith without the necessity of any action being taken by the LLC other than the determination, in good faith, that such defense has been successful. In all other cases wherein indemnification is provided by this Section 16, unless ordered by a court, indemnification shall be made by the LLC only as authorized in the specific case upon a determination that indemnification of the Manager, employee or agent is proper in the circumstances because he has met the applicable standard of conduct specified in this Section 16. Such determination shall be made (i) by the Board of Managers by a majority vote of a quorum consisting of Managers who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested Managers so directs, by independent legal counsel in a written opinion.

     (c) The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its
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equivalent, shall not, of itself, create a presumption that the Person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the LLC, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Entry of a judgement by consent as part of a settlement shall not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.

     (d) Subject to Section 16(g), expenses (including attorneys' fees and disbursements) incurred by a Manager, employee or agent of the LLC in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the LLC in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Managers in the specific case upon receipt of an undertaking by or on behalf of such Manager, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the LLC. Expenses (including attorneys' fees and disbursements) incurred by other employees or agents of the LLC in defending in any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the LLC upon such terms and conditions, if any, as the Board of Managers deems appropriate.

     (e) No Manager of the LLC shall be personally liable to the LLC for monetary damages for any breach of fiduciary duty by such person as a Manager. Notwithstanding the foregoing sentence, a Manager shall be liable to the extent provided by applicable law (i) for breach of the Manager's duty of loyalty to the LLC or the Member, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iii) for any transaction from which the Manager derived an improper personal benefit. No amendment to or repeal of this Section 16(e) shall apply to or have any effect on the liability or alleged liability of any Manager of the LLC for or with respect to any acts or omissions of such Manager occurring prior to such amendment.

     (f) The indemnification and advancement of expenses provided by this
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Section 16 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may by entitled under any agreement, vote of the Board of Managers or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Manager, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     (g) Any amounts payable by the LLC in accordance with this Section 16 shall be payable solely to the extent of funds actually received by the LLC under the Program Documents or in connection with other Permitted
Transactions.

     17.   Compensation. The Managers shall receive such compensation for their
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services as may be agreed between the Manager and the Member from time to time.

     18.   Term. Pursuant to Section 18-801 of the Act, the LLC shall dissolve,
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and its affairs shall be wound up, only upon the earliest to occur of (a) one year and one day following the payment in full of all outstanding securities issued by, or outstanding liabilities of, the Trust (or securities issued, or liabilities incurred, with respect to any other Permitted Transaction), and
(b) the occurrence of the thirtieth anniversary of the date of filing of the Certificate of Formation of the LLC.

     19.   Assignments. Pursuant to Section 18-702 of the Act, the Member may
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sell, assign or participate any or all of its Percentage Interest at any time without the consent of the Board of Managers, and the assignee of any such Percentage Interest shall possess all of the rights and obligations of a member hereunder, and the right to become a member pursuant to Section 18-704 of the Act.

     20.   Limited Liability. The Member shall have no liability for the
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obligations of the LLC except to the extent provided herein and in the Program
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Documents or any documents in connection with any other Permitted Transaction.

     21.   Bankruptcy of the Member. If any event of bankruptcy specified in
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Section 18-304(a) shall occur with respect the Member, then the Member shall, notwithstanding the occurrence of such event of bankruptcy, remain a Member of the LLC and, notwithstanding such event of bankruptcy, the LLC shall continue, subject to the provisions of Section 18.

     22.   Amendments. Except as provided in Section 11(g) with respect to
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amendments required by law, this Agreement may be amended only in a writing signed by the Member existing at the time of this Agreement; provided that, if
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any securities issued by the Trust are outstanding, no such amendment shall be effective without satisfaction of the Rating Agency Condition; provided
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further, that the provisions of Sections 6, 7, 19, 20, 21 and 22 hereof may be
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amended only with the unanimous written consent of the Board of Managers.

     23.   Governing Law. This Agreement shall be governed by, and construed in
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accordance with, the laws of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned Member has duly executed this Agreement as of the 30th day of September, 1997.

                                          FORD MOTOR CREDIT COMPANY


                                          By:/s/
                                             ----------------------
                                             Name:
                                             Title: